Exhibit 10.2
VISALUS, INC. 2012 OMNIBUS INCENTIVE PLAN

1.	Purpose; Eligibility.
1.General Purpose. The name of this plan is the ViSalus, Inc. 2012 Omnibus Incentive Plan (the “Plan”). The purposes of the Plan are to (a) enable ViSalus, Inc., a Nevada corporation (the “Company”), and any Affiliate to attract and retain the types of Employees, Consultants and Directors (each as defined herein) who will contribute to the Company's long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the shareholders of the Company; and (c) promote the success of the Company's business.
2.Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates.
3.Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Dividend Equivalents, and (f) Performance Compensation Awards.
2.Definitions.
“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.
“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.
“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Stock Appreciation Right, a Restricted Award, a Dividend Equivalent or a Performance Compensation Award.
“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Company, as constituted at any time.
“Cause”
(a)     Subject to clause (c) below, with respect to a Participant who is an Employee or Consultant, “Cause” shall mean (i) the failure by the Participant to perform such duties as are reasonably requested by the Company as documented in writing to the Participant, (ii) the Participant's disregard of his or her duties or failure to act, where such action would be in the ordinary course of the Participant's duties, (iii) the failure by the Participant to observe Company policies and/or policies of Affiliates of the Company generally applicable to employees of the Company and/or its Affiliates, (iv) gross negligence or willful misconduct by the Participant in the performance of his or her duties, (v) the commission by the Participant of any act of fraud, theft, financial dishonesty or self-dealing with respect to the Company or any of its Affiliates, or any felony or criminal act involving moral turpitude, (vi) any breach by the Participant of the provisions of any confidentiality, non-competition or non-solicitation agreement between the Participant and the Company or any Affiliate, or any other agreement or contract with the Company or any of its Affiliates, (vii) chronic absenteeism, (viii) alcohol or other substance abuse, or (ix) the commission of any violation of any state or federal law relating to the workplace environment (including, without limitation, laws relating to sexual harassment or age, sex or other prohibited discrimination) by the Participant. A termination of the Participant's Continuous Service shall be deemed to have been for Cause if, after such termination of Continuous Service, facts and circumstances are discovered that would have justified a termination of Continuous Service for Cause (a “Retroactive Cause Termination”).
(b)     Subject to clause (c) below, with respect to a Participant who is a Director, “Cause” shall mean a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (i) malfeasance in office; (ii) gross incompetence, misconduct or neglect; (iii) false or fraudulent misrepresentation inducing the director's appointment; (iv) willful conversion of corporate funds; or (v) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.
(c)    If a Participant has an individual employment agreement or services agreement with the Company or an Affiliate, and such agreement defines “Cause” or a similar term, then “Cause” shall have the meaning ascribed to such term in such agreement; it being understood that a Retroactive Cause Termination shall not apply unless provided for in such individual agreement.
“Change in Control” has the meaning set forth in Section 11.2(b).
“Class B Common Stock” means the Class B common stock, $0.01 par value per share, of the Company.
“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations and other guidance promulgated thereunder.
“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3 and Section 3.4.
“Common Stock” means the Class A common stock, $0.01 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.
“Company” means ViSalus, Inc., a Nevada corporation, and any successor thereto.
“Company Stock” means the Common Stock, the Class B Common Stock and the Preferred Stock.
“Consultant” means any individual who is engaged by the Company or any Affiliate to perform services as an independent contractor.
“Continuous Service” means that the Participant's service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have been interrupted or terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. For purposes of the Plan, no termination of Continuous Service by an Employee shall be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; provided, however, that unless the Committee specifies otherwise, whether before or after the Grant Date, a termination of Continuous Service shall occur if an

Affiliate with respect to which a Participant is employed, or performing services, ceases to be an Affiliate and the Participant does not immediately thereafter become an employee of, or service-provider for, the Company or an Affiliate. A termination of Continuous Service shall not occur in the event of a leave of absence if the Employee's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted or terminated in the case of any other leave of absence.
“Covered Employee” has the same meaning as set forth in Section 162(m)(3) of the Code.
“Director” means a member of the Board.
“Disability” means, with respect to any Participant: (i) “Disability” as defined in any individual agreement between the Company or an Affiliate and the Participant or (ii) if there is no such agreement or if such agreement does not define Disability, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.6(a), the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.6(a) within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.
“Disqualifying Disposition” has the meaning set forth in Section 15.13.
“Dividend Equivalent” has the meaning set forth in Section 8.3(b).
“Effective Date” has the meaning set forth in Section 13.
“Employee” means any salaried employee of the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Code Section 424. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means: (a) if there is a regular public trading market for the Common Stock, the “Fair Market Value” of a share of Common Stock shall mean, as of any given date, (i) the price of the Common Stock on the composite transaction tape of the NASDAQ Global Select Market as of the close of the regular business hours of the NASDAQ Global Select Market, without regard to after-hours trading that may hereinafter be commenced on such exchange, on the most recent date for which such closing price is available, or (ii) if the Common Stock is not listed on the NASDAQ Global Select Market, the analogous closing price on any other established securities exchange or national market system on which the Common Stock is listed, or (b) if there is no regular public trading market for the Common Stock, the “Fair Market Value” of a share of Common Stock shall be determined by the Committee in good faith after taking into consideration all factors which it deems appropriate, including, without limitation, Section 409A of the Code and the regulations and guidance thereunder for purposes of Non-qualified Stock Options, and Section 422(c)(1) of the Code and the regulations and guidance thereunder for purposes of Incentive Stock Options. Notwithstanding anything contained in the Plan to the contrary, all determinations of the Fair Market Value shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse.
“Free Standing Rights” has the meaning set forth in Section 7.1.
“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.
“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
“Initial Public Offering” means the first public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act.
“Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 9.4(d).
“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.
“Non-qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
“Option” means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.
“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.
“Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.
“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 9.
“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division, business unit, or operational unit of the Company) and shall be limited to the following: (a) net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) gross revenue, net revenue or net revenue growth; (d) sales of particular products or services; (e) gross profit, gross profit growth, net profit or net operating profit (before or after taxes); (f) earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on continuing operations or on an aggregate or per share basis (basic or fully diluted); (g) return on assets, capital, invested capital, equity, or sales (discounted or otherwise); (h) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (i) one or more operating ratios such as earnings before or after interest, taxes and/or depreciation and/or amortization; (j) gross or operating margins; (k) improvements in capital structure; (l) budget and expense management or cost targets; (m) productivity ratios; (n) economic value added or other value added measurements; (o) share price (including, but not limited to, growth measures and total shareholder return); (p) expense targets; (q) margins; (r) operating efficiency; (s) working capital targets; (t) enterprise value; (u) completion of acquisitions, business expansion, or divestitures (in whole or in part); (v) borrowing levels, leverage ratios or credit rating; (w) market share; or (x) customer acquisition or retention. Any one or more of the Performance Criteria may be used on an absolute or relative basis, or as compared to the performance of a group of comparable companies, or published or special index, or the Committee may select Performance Criterion (o) above as compared to various stock market indices.
“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.
“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (h) foreign exchange gains and losses; and (i) a change in the Company's fiscal year.
“Performance Period” means the one or more periods of time not less than one fiscal quarter in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Performance Compensation Award.
“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, and an unincorporated organization.
“Plan” means this ViSalus, Inc. 2012 Omnibus Incentive Plan, as amended and/or amended and restated from time to time.
“Plan Termination Date” has the meaning set forth in Section 13.

“Preferred Stock” means the Series A Preferred Stock and the Series B Preferred Stock.
“Related Rights” has the meaning set forth in Section 7.1.
“Restricted Award” means any Award granted pursuant to Section 8.1.
“Restricted Stock” means any Award of shares of Common Stock that is subject to restrictions pursuant to Section 8.
“Restricted Stock Unit” means a Restricted Award granted pursuant to Section 8.1 that is a unit of measurement equivalent to one share of Common Stock but with none of the attendant rights of a holder of a share of Common Stock unless and until a share of Common Stock is ultimately distributed in payment of the obligation (other than the potential right to receive dividend equivalent amounts in accordance with Section 8.2).
“Restricted Period” has the meaning set forth in Section 8.1.
“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
“Securities Act” means the Securities Act of 1933, as amended.
“Series A Preferred Stock” means the Series A Redeemable Convertible Preferred Stock, par value $0.01 per share, of the Company.
“Series B Preferred Stock” means the Series B Redeemable Convertible Preferred Stock, par value $0.01 per share, of the Company.
“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.
“Stock for Stock Exchange” has the meaning set forth in Section 6.3.
“Substantial Stockholder” means any holder of shares of Class B Common Stock and/or Series B Preferred Stock that were outstanding on the Effective Date, and any transferee thereof who is a Permitted Transferee or a Permitted Blyth Transferee (as each such term is defined in the Company's Amended and Restated Articles of Incorporation or in the Company's Certificate of Designation of Series A Redeemable Convertible Preferred Stock and Series B Redeemable Convertible Preferred Stock, each as in effect on the Effective Date).
“Ten Percent Stockholder” means an Employee who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	Administration.
1.Authority of Committee. The Plan shall be administered by the Committee or, in the Board's sole discretion, by the Board. Subject to the terms of the Plan, the Committee's charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:
(a)to construe and interpret the Plan and apply its provisions;
(b)to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;
(c)to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(d)to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act;
(e)to determine when Awards are to be granted under the Plan and the applicable Grant Date;
(f)from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;
(g)to determine the number of shares of Common Stock or amount of cash to be made subject to each Award;
(h)to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;
(i)subject to Section 12.1, to prescribe the, terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, transfer restrictions, rights and obligations, and to specify the provisions of the Award Agreement relating to such grant;
(j)to designate an Award (including a cash bonus) as a Performance Compensation Award and to select the Performance Criteria that will be used to establish the Performance Goals;
(k)to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; subject to Section 12;
(l)to determine the duration and purpose of leaves of absence which may be granted to Participants without constituting termination Continuous Service for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company's employment policies;
(m)to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;
(n)to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan;
(o)to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest (subject to Section 9, if applicable);
(p)to adjust the vesting schedule of any Award to reflect a change in a Participant's status from/to a full-time Employee to/from a part-time Employee and/or a change in a Participant's status from/to an Employee to a Consultant or Director; and
(q)to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.
Subject to Section 12.1, the Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that, if the modification effects a repricing following an Initial Public Offering, shareholder approval shall be required before the repricing is effective.
2.Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons.

3.Delegation. The Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.
4.Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors who are also Outside Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Code. However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board or the Committee may (a) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (b) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.
5.Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which such members of the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan.
6.Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 3.6, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.
7.Section 162(m). To the extent the Committee issues any Award that is intended to be exempt from the deduction limitation of Section 162(m) of the Code, the Committee may, without shareholder or grantee approval, amend the Plan or the relevant Award Agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company's federal income tax deduction for compensation paid pursuant to any such Award.
4.Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors.
5.Shares Subject to the Plan.
1.General. Subject to adjustment in accordance with Section 11.1 a total of 7,050,000 shares of Common Stock shall be available for the grant of Awards under the Plan; provided that, no more than 7,050,000 shares of Common Stock may be granted as Incentive Stock Options. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.
2.Character of Shares. Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.
3.Award Limits. Subject to adjustment in accordance with Section 11.1, no Participant shall be granted, during any one (1) calendar year period, Options and Stock Appreciation Rights with respect to more than 1,750,000 shares of Common Stock in the aggregate or any other Awards with respect to more than 750,000 shares of Common Stock in the aggregate. If an Award is to be settled in cash, the number of shares of Common Stock on which the Award is based shall count toward the individual share limits set forth in this Section 5.3.
4.Forfeited Awards. Any shares of Common Stock subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.
6.Options. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
1.Exercise Price of An Incentive Stock Option. The Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date; provided, however, that with respect to an Incentive Stock Option granted to a Ten Percent Stockholder the Option Exercise Price of an Incentive Stock Option granted to a Ten Percent Stockholder shall be at least 110% of the Fair Market Value of the Common Stock at the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption of or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
2.Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.
3.Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) through a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option by a number of shares of Common Stock having a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Award Agreement evidencing the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.
4.Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.
5.Term. No Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the Grant Date; provided, however that an Incentive Stock Option granted to a Ten Percent Stockholder shall not be exercisable after the expiration of five years from the Grant Date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of ten (10) years from the Grant Date.
6.Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement (the terms of which have been approved by the Committee), or as set forth in Section 6.6(a), (b) or (c) below, in the event a Participant's Continuous Service terminates, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Participant's Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Participant does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.
(a)Disability of Participant. Unless otherwise provided in an Award Agreement, in the event that a Participant's Continuous Service terminates as a result of the Participant's Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.
(b)Death of Participant. Unless otherwise provided in an Award Agreement, in the event a Participant's Continuous Service terminates as a result of the Participant's death, then the Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant's death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Participant's death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.
(c)Extension of Termination Date. A Participant's Award Agreement may also provide that if the exercise of the Option following the termination of the Participant's Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option in accordance with Section 6.5, or (ii) the expiration of a period after termination of the Participant's Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.
7.Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.
8.Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Non-qualified Stock Options shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant, unless otherwise approved by the Committee in writing.
7.Stock Appreciation Rights.
1.General. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”).
2.Grant Requirements. Any Related Right that relates to a Non-qualified Stock Option may be granted at the same time the Non-qualified Stock Option is granted or at any time thereafter but before the exercise or expiration of the Non-qualified Stock Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.
3.Term of Stock Appreciation Rights. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.

4.Vesting of Stock Appreciation Rights. Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Stock Appreciation Right upon the occurrence of a specified event.
5.Exercise and Payment. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.
6.Exercise Price. The exercise price of a Free Standing Stock Appreciation Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7.2 are satisfied.
7.Reduction in the Underlying Option Shares. Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.
8.Restricted Awards.
1.General. A Restricted Award is an Award of Restricted Stock or Restricted Stock Units. Except as otherwise provided in the Award Agreement evidencing the Restricted Stock grant, shares of Common Stock subject to an Award of Restricted Stock may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
2.Restricted Stock and Restricted Stock Units.
(a)Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. Any shares of Restricted Stock issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. If the Committee determines that Restricted Stock certificates shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable and (ii) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided that, except as otherwise provided in the Award Agreement evidencing the Restricted Stock grant, (x) any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant's account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee, and (y) the cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.
(b)The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
3.Restrictions.
(a)Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (i) if an escrow arrangement is used, the Participant shall not be entitled to delivery of a stock certificate; (ii) the shares shall be subject to the restrictions on transferability set forth in this Plan and in the Award Agreement; (iii) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (iv) to the extent such shares are forfeited, any stock certificates issued to the Participant shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.
(b)Restricted Stock Units awarded to any Participant shall be subject to (i) forfeiture upon the Participant's termination of Continuous Service before the satisfaction of any applicable vesting or lapse of any restrictions or limitations imposed on such Award, including satisfaction of any Performance Goals, in each case, to the extent and subject to such provisions as may be provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (ii) such other terms and conditions as may be set forth in the applicable Award Agreement. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Except as otherwise provided in the Award Agreement evidencing the Restricted Stock Unit grant, (i) Dividend Equivalents shall be withheld by the Company for the Participant's account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee; and (ii) Dividend Equivalents credited to a Participant's account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.
(c)The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in

Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.
4.Restricted Period. With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement. No Restricted Award may be granted or settled for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.
5.Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 8.3 and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as otherwise set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant's account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 8.2(b) and the interest thereon or, at the discretion of the Committee, shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, the Committee may, in its sole discretion, explicitly provide in the applicable Award Agreement for payment in cash or part cash and part Common Stock in lieu of delivering shares of Common Stock for Vested Units. If a cash payment is made in respect of a Vested Unit, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to the Vested Unit.
9.Performance Compensation Awards.
1.General. The Committee shall have the authority, at the time of grant of any Award described in this Plan, to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an Award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.
2.Eligibility. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 9. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

3.Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one fiscal quarter in duration), the type(s) of Performance Compensation Awards to be issued, the Performance Goals that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Company and the Performance Formula. The Committee also has the authority to provide for accelerated vesting of any Performance Compensation Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 9.3 and record the same in writing.
4.Payment of Performance Compensation Awards.
(a)Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.
(b)Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (i) the Performance Goals for such period are achieved; and (ii) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant's Performance Compensation Award has been earned for the Performance Period.
(c)Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant's Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 9.4(d), if and when it deems appropriate.
(d)Use of Discretion. Except as otherwise provided in an Award Agreement, in determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate; provided, that, the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee shall not have the discretion to (i) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (ii) increase a Performance Compensation Award above the maximum amount payable under Section 9.4(f).
(e)Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as set forth in the applicable Award Agreement, but in no event prior to the completion of the certifications required by Section 9.4(c).
(f)Maximum Award Payable. Notwithstanding any provision in the Plan to the contrary, the maximum dollar value payable with respect to a cash bonus Performance Compensation Award described in the last sentence of Section 9.1 is $5,000,000 times the number of years in the applicable Performance Period. With respect to other Performance Compensation Awards, the Award limits set forth in Section 5 shall apply (subject to adjustment as set forth in Section 11.1). Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date.
(g)Shareholder Approval and Re-approval Required. Unless the Company submits this Section 9 and the definition of “Performance Goal” and “Performance Criteria” to the Company's shareholders in accordance with (and at such times required under) Section 162(m)(4)(C)(ii) of the Code, and such shareholder approval is obtained, then no further Performance Compensation Awards shall be made to Covered Employees under this Section 9 after the date of the applicable shareholders' meeting, but the Plan may continue in effect for Awards to Participants not in accordance with Section 162(m) of the Code.
10.Securities Law Compliance; Legends. No shares of Common Stock shall be purchased or sold pursuant to any Award unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained. Certificates for such shares of Common Stock (if any) may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.
11.Adjustments; Change in Control
1.Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the maximum number of shares of Common Stock subject to all Awards stated in Section 5 and the maximum number of shares of Common Stock with respect to which any one person may be granted Awards during any period stated in Section 5 and Section 9.4(f) will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments of Awards made pursuant to this Section 11.1, the Committee shall not make any adjustments under this Section 11.1 that would constitute a modification, extension or renewal of any Incentive Stock Option within the meaning of Section 424(h)(3) of the Code or a modification of any Non-qualified Stock Option within the meaning of Section 409A of the Code. Any adjustments made under this Section 11.1 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, any adjustments or substitutions shall be made in a manner which will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code.
2.Change in Control.
(a)Effect of Change in Control. In the event of a Change in Control, the Committee shall take one of the following actions, to the extent determined by the Committee to be permitted under Section 409A of the Code: (i) provide that any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions may, in whole or in part, automatically be deemed vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control, (ii) cancel any Award in exchange for an amount of cash (or other property that is received by the other shareholders in such transaction) with a value equal to the amount that could have been obtained upon the exercise or settlement of, or realization of the Participant's rights under, such Award (assuming that the entire Award was vested immediately prior to the Change in Control), provided that if the amount that could have been obtained upon the exercise or settlement of or realization of the Participant's rights under such Award (assuming that the entire Award was vested immediately prior to the Change in Control), in any case, is equal to or less than zero, then the Award may be terminated without payment; (iii) provide for the issuance of substitute awards to acquire equity of the acquiring entity or an Affiliate thereof that will preserve in no less favorable a manner the otherwise applicable terms of any outstanding Award previously granted hereunder, as determined by the Committee in its sole discretion; (iv) provide that for a period of at least ten business days prior to the Change in Control, any Options and/or Stock Appreciation Rights shall be exercisable as to all shares of Common Stock subject thereto and that upon the occurrence of the Change in Control, such Options and/or Stock Appreciation Rights shall terminate and be of no further force and effect; and/or (v) continue the Awards on their same terms. For the avoidance of doubt, the Committee may treat individual Participants and Awards (or portions thereof) differently under this Section 11.2(a). In the event of a Change in Control pursuant to which no substantial portion of the assets or business remains with the Company or an Affiliate thereof (e.g., upon a sale of substantially all of the assets), the Committee shall take one or more of the actions set forth in clauses (i) through (iv) above.
(b)Change in Control Definition. For purposes of the Plan, the term “Change in Control” means, subject to subsection (c) below, the first to occur of the following events:
(i)(A) One Person (or more than one Person acting as a group) acquires ownership of Company Stock that, together with the stock held by such Person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Company Stock; or (B) one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company Stock possessing thirty percent (30%) or more of the total voting power of the Company Stock; provided, however, that with respect to clauses (A) and (B) above, the following transactions shall not constitute a Change in Control: (w) such a direct or indirect acquisition by a Substantial Stockholder (or more than one Substantial Stockholder acting as a group), including an accretion in the percentage of the total voting power held by such Substantial Stockholder(s) by reason of the automatic (or compelled) conversion (or exchange) of Class B Common Stock into (or for) Common Stock or Series B Preferred Stock into (or for) Series A Preferred Stock or Common Stock, (x) a direct or indirect acquisition of Company Stock by any Person (or more than one Person acting as a group) that, immediately prior to such acquisition, owned, directly or indirectly, more than fifty percent (50%) of the total fair market value or total voting power of the Company Stock, (y) a direct or indirect acquisition by any employee benefit plan(s) (or trust(s) forming a part thereof) maintained by the Company or any of its Affiliates; or (z) for purposes of any Award held by a Participant, any direct or indirect acquisition by the Participant or any group of persons that included the Participant prior to the first approach to the Company regarding a potential Change in Control (or any entity controlled by the Participant or any group of persons including the Participant). The determination as to whether (A) and/or (B) has occurred shall be made in a manner that is consistent with the provisions of Treasury Regulation Section 1.409A-3(i)(5).
(ii)A majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; provided, however, that this clause (ii) shall not constitute a Change in Control if the Company has a shareholder that is a parent corporation (within the meaning of Code Section 409A);
(iii)One Person (or more than one Person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company or its subsidiaries that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company and its subsidiaries immediately before such acquisition(s), other than (A) a direct or indirect acquisition by: (1) a Substantial Stockholder or one or more of its Affiliates, or (2) any employee benefit plan(s) (or trust(s) forming a part thereof) maintained by the Company or any of its Affiliates, or (B) for purposes of any Award held by a Participant, any direct or indirect acquisition by the Participant or any group of persons that included the Participant prior to the first approach to the Company regarding a potential Change in Control (or any entity controlled by the Participant or any group of persons including the Participant). For purposes of this clause (iii), related party transactions shall be excluded for purposes of determining whether a Change in Control has occurred to the extent set forth in Treasury Regulation Section 1.409A-3(i)(5)(vii)(B); or
(iv)The consummation of a merger, consolidation or reorganization (“Corporate Transaction”) involving (A) the Company or (B) the issuance of stock by the Company if (1) immediately following such Corporate Transaction, those Persons who were stockholders of the Company immediately before such Corporate Transaction, own, directly or indirectly, less than 50% of the combined voting power of the company(ies) resulting from such Corporate Transaction, or (2) pursuant to such Corporate Transaction, one Person (or more than one Person acting as a group) acquires thirty percent (30%) or more of the total voting power of the company(ies) resulting from such Corporate Transaction, in either case, excluding the following: (v) a merger effected exclusively for the purpose of changing the domicile of the Company; (w) a direct or indirect acquisition of thirty percent (30%) or more of the voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such Corporate Transaction by a Substantial Stockholder (or more than one Substantial Stockholder acting as a group), including an accretion in the percentage of the total voting power held by such Substantial Stockholder(s) by reason of the automatic (or compelled) conversion (or exchange) of Class B Common Stock into (or for) Common Stock or Series B Preferred Stock into (or for) Series A Preferred Stock or Common Stock, (x) a direct or indirect acquisition of the voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such Corporate Transaction by any Person (or more than one Person acting as a group) that, immediately prior to such acquisition, owned, directly or indirectly, thirty percent (30%) or more of the total voting power of the Company Stock provided that such Person's (or more than one Person acting as a group) total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such Corporate Transaction is less than 50%, (y) a direct or indirect acquisition of voting power of the Company Stock by any employee benefit plan(s) (or trust(s) forming a part thereof) maintained by the Company or any of its Affiliates; or (z) for purposes of any Award held by a Participant, any direct or indirect acquisition of voting power by the Participant or any group of persons that included the Participant prior to the first approach to the Company regarding a potential Change in Control (or any entity controlled by the Participant or any group of persons including the Participant).
(c)Excluded Transactions. Anything to the contrary herein notwithstanding, an event that falls within the definition of “Change in Control,” as set forth above, shall not be deemed to be a Change in Control for purposes of the payment or settlement of Awards constituting non-qualified deferred compensation under Section 409A of the Code unless such event constitutes a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the Company's assets” within the meaning of Section 409A of the Code (using the default definitions therein); and, in determining whether there has been a Change in Control, the provisions of subsection (b) above shall be applied and construed in a manner consistent with Section 409A of the Code, including, without limitation, the references to “persons acting as a group” as set forth in Treasury Regulation Section 1.409A-3(i)(5).

12.Amendment of the Plan and Awards.
1.The Board may at any time prior to the Plan Termination Date modify, terminate, amend or, suspend the Plan and/or any Award Agreement granted thereunder in any respect; provided, however, that stockholder approval shall be obtained if such approval is required by law or is necessary to comply with regulations promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act or with Section 422 of the Code or, with respect to Performance Compensation Awards, Section 162(m) of the Code, or the regulations promulgated by the Treasury Department thereunder and, provided further that, subject to the terms of Section 11, no amendment, modification, termination or suspension of the Plan and/or any Award Agreement shall in any manner materially adversely affect any Award theretofore granted under the Plan, without the consent of the Participant holding such Award, except that no such consent shall be required if the Committee determines in its sole discretion that such amendment, modification or termination is required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation, stock exchange rule, over-the-counter market rule, or to meet the requirements of any intended accounting treatment. Notwithstanding the foregoing, the Board may (but shall not be required to) amend the Plan and/or any Award without obtaining the consent of any Participant to the extent necessary (as determined by the Committee in its sole discretion) to meet the requirements of Section 409A of the Code and the guidance issued thereunder such that the additional taxes and penalties set forth in Section 409A(a)(i)(B) of the Code will not apply to transactions contemplated by the Plan or any Participant's Award Agreement with respect to an Award or shares underlying such Award. The Company and its Affiliates and their respective employees, officers and directors shall have no liability whatsoever for or in respect of any decision to take action to attempt to so comply with Code Section 409A, any omission to take such action or for the failure of any such action taken by the Company to so comply.
13.Effective Date of Plan; Expiration of the Plan. The Plan shall become effective as of May 14, 2013 (the “Effective Date”). The Plan shall terminate automatically on the tenth anniversary of the Effective Date (the “Plan Termination Date”), unless earlier terminated pursuant to Section 12. No Award shall be granted pursuant to the Plan after the Plan Termination Date or after an earlier termination of the Plan or during any suspension pursuant to Section 12, but Awards theretofore granted shall remain outstanding until they have vested, been exercised, or terminated or have expired by their respective terms.
14.Choice of Law. The law of the State of Nevada shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of law rules.
15.General Provisions.
1.Awards and Certificates; Shareholder Rights. Shares of Common Stock issued under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements to receive shares of Common Stock pursuant to such Award. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued or the Common Stock is so registered (as applicable), except as provided in Section 11.1.
2.No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee or service relationship with a Consultant, with or without notice and with or without Cause or (b) the service of a Director pursuant to the by-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be. For purposes of clarification, Awards granted under the Plan shall not guarantee employment or any service relationship for the length of all, or any portion, of the vesting schedule of the underlying Awards.

3.Withholding Obligations. The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.
4.Forfeiture Events. The Committee may specify in an Award Agreement that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant's Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.
5.Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).
6.Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
7.Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Participants on assignments outside their home countries.
8.Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.
9.Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

10.Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.
11.No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.
12.Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Participant's termination of Continuous Service shall instead be paid on the first payroll date after the six-month period following the Participant's separation from service (or the Participant's death, if earlier).
13.Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to promptly advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.
14.Public Offering.
(a)In the event that the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any Common Stock, each Participant shall be prohibited from effecting any public sale or distribution of any Common Stock (other than as part of such underwritten public offering), including, but not limited to, pursuant to Rule 144 or Rule 144A under the Securities Act, during the “lock-up” period established by the Committee, which lock-up period shall be no shorter than that required by the underwriters of such public offering.
(b)Without limiting the foregoing clause (a), if (1) during the last 17 days of the “lock up” period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the “lock up” period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the “lock up” period, the restrictions imposed by this Section 15.14 shall continue to apply until no earlier than the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event (or no earlier than the 16th day, if the Company does not issue the earnings release).
15.Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant's death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime.
16.Expenses. The costs of administering the Plan shall be paid by the Company.
17.Severability. If any provision of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

18.Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.
19.Non-Uniform Treatment. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements. Additionally, the Committee may prescribe or approve terms applicable to an Award through a document other than an Award Agreement (e.g., an employment agreement approved by the Committee).
20.Subsidiary Awards. In the case of a grant of an Award to any Employee, Consultant or Director of a subsidiary, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to such subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary will transfer the shares of Common Stock to such Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled shall revert to the Company.
21.Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.
16.Special California Provisions. Notwithstanding any provision to the contrary in the Plan or in any Award Agreement, any Award granted to a Participant who is a resident of the State of California shall be subject to the following provisions (and such provisions shall be incorporated into such Participant's Award Agreement) unless either (a) the Award Agreement entered into in connection with such grant otherwise conforms in all respects with Title 10 of the California Code of Regulations, as same may be amended (the “California Regulations”), including, without limitation, the requirements of Rule 260.140.41 or Rule 260.140.42 of the California Regulations, or (b) the offer and sale of Options or Common Stock to such California resident is exempt from the qualification requirements of Section 25110 of the California Corporations Code, as same may be amended.
1.Termination of Option. Each Option shall, unless the Participant's termination of Continuous Service is for Cause, provide for the right to exercise in the event of a termination of Continuous Service, to the extent that the Participant is entitled to exercise on such date, as follows:
(a)at least six months from the date of such termination of Continuous Service if such termination was as a result of death or Disability; and
(b)at least 30 days from the date of such termination of Continuous Service if termination was other than as a result of death, Disability or Cause.
2.Transferability. An Option or share of Common Stock granted to a California resident shall not be transferable other than by will, by the laws of descent and distribution, or, subject to the prior approval of the Committee, (1) to a revocable trust or (2) as permitted by Rule 701 of the Securities Act.

As adopted by the Board of Directors of ViSalus, Inc. on ______________, 2013.
As approved by the shareholders of ViSalus, Inc. on ______________, 2013.